Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of Cash Trust Series, Inc. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.




SIGNATURES                          TITLE                              DATE



/s/John F. Donahue                  Chairman and Director         September 1, 1998
---------------------------------
John F. Donahue                     (Chief Executive Officer)


/s/Richard B. Fisher                President                     September 1, 1998
Richard B. Fisher


/s/J. Christopher Donahue           Executive Vice                September 1, 1998
---------------------------------
J. Christopher Donahue              President and Director


/s/John W. McGonigle                Treasurer, Executive          September 1, 1998
John W. McGonigle                   Vice President and Secretary
                                    (Principal Financial and
                                        Accounting Officer)


/s/Thomas G. Bigley                 Director                      September 1, 1998
Thomas G. Bigley



/s/Nicholas P. Constantakis         Director                      September 1, 1998
Nicholas P. Constantakis


/s/John T. Conroy, Jr.              Director                      September 1, 1998
---------------------------------
John T. Conroy, Jr.






SIGNATURES                          TITLE                               DATE



/s/William J. Copeland              Director                      September 1, 1998
William J. Copeland



/s/James E. Dowd,                   Director                      September 1, 1998
---------------------------------
James E. Dowd,



/s/Lawrence D. Ellis, M.D.          Director                      September 1, 1998
---------------------------------
Lawrence D. Ellis, M.D.



/s/Edward L. Flaherty, Jr.          Director                      September 1, 1998
---------------------------------
Edward L. Flaherty, Jr.



/s/Peter E. Madden                  Director                      September 1, 1998
Peter E. Madden



/s/John E. Murray, Jr.              Director                      September 1, 1998
----------------------------------
John E. Murray, Jr.



/s/Wesley W. Posvar                 Director                      September 1, 1998
Wesley W. Posvar



/s/Marjorie P. Smuts                Director                      September 1, 1998
Marjorie P. Smuts




Sworn to and subscribed before me this 1st day of September, 1998.



/s/Cheri S. Good


Notarial Seal
Cheri S. Good, Notary Public
Pittsburgh, Allegheny County
My Commission Expires Nov. 19, 2001
Member, Pennsylvania Association of Notaries